Exhibit 3.49

ARETE PUBLISHING COMPANY, INC.

BY-LAWS

ARTICLE I

OFFICES

Section 1. Office of the Corporation.

The office of the Corporation shall be located in the City of New York, County of New York, State of New York.

Section 2. Additional Offices.

The Corporation may also have offices and places of business, and the books and records of the Corporation may be kept (except as otherwise provided by law) at such other places, within or without the State of New York, as the Board of Directors may from time to time determine or the business of the Corporation may require; provided, however, that a record shall be maintained at the Corporation’s office in the State of New York containing the names and addresses of all shareholders, the number of shares held by each shareholder and the dates when they became the respective owners of record thereof.

ARTICLE II

SHAREHOLDERS

Section 1. Annual Meeting.

The annual meeting of shareholders, for the purpose of electing directors and transacting such other business as may come before it, shall be held at such time and on such date as may be fixed by the Board of Directors from time to time.

Section 2. Special Meetings.

Special meetings of shareholders may be called by the Board of Directors, the Chairman of the Board of Directors, the President, and whenever the holders of at least twenty-five per cent or more of the outstanding shares which are entitled to vote at such meeting shall file with the Secretary a written application for such meeting stating the purposes thereof.

Section 3. Time and Place of Meetings.

Meetings of shareholders shall be held at such time and place, within or without the State of New York, as shall be stated in the notice of meeting or in a duly executed waiver of notice thereof.

Section 4. Notice of Meetings.

Written notice of shareholders’ meetings shall be given stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. Notice of a special meeting shall indicate that it is being issued by or at the direction of the person or persons calling or requesting the meeting.

A copy of the notice of each meeting shall be given, personally or by first class mail, not less than ten nor more than fifty days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at the shareholder’s address as it appears on the record of shareholders, or at such other address as the shareholder shall have filed with the Secretary of the Corporation.

When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting.

Section 5. Waiver of Notice.

Notice of meetings need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such shareholder.

Section 6. Quorum.

Except as otherwise provided by law or in the certificate of incorporation, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business.

Section 7. Organization.

The Chairman of the Board of Directors, or in his absence the President, or in their absence any Vice President, shall call to order meetings of shareholders and shall act as chairman of such meetings. The Board of Directors or the shareholders may appoint any shareholder or any director or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board of Directors, the President and all of the Vice Presidents.

The Secretary of the Corporation shall act as secretary of all meetings of shareholders, but in the absence of the Secretary the presiding officer may appoint any shareholder or any director or officer to act as secretary of any meeting.

Section 8. Voting.

Unless otherwise provided in the certificate of incorporation, every shareholder of record shall be entitled to one vote for every share standing in the name of such shareholder on the record of shareholders as of the record date. At any meeting of shareholders, each shareholder having the right to vote thereat may vote in person or by proxy. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. Any other corporate action shall be authorized by a majority of votes cast by the holders of shares entitled to vote thereon, except as otherwise provided by law or the certificate of incorporation.

Section 9. List of Shareholders at Meetings.

A list of shareholders as of the record date, certified by the Secretary or any Assistant Secretary or by a transfer agent, shall be produced at any meeting of shareholders upon the request of any shareholder made at or prior to the meeting.

Section 10. Fixing Record Date.

For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other lawful action, the Board of

Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 11. Shareholder Action Without a Meeting.

Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

ARTICLE III

BOARD OF DIRECTORS

Section 1. Power of Board and Qualification of Directors.

The business of the Corporation shall be managed by the Board of Directors. Each Director shall be at least eighteen years of age.

Section 2. Number of Directors.

The number of directors constituting the entire Board of Directors shall be the number, not less than the lesser of three or the number of shareholders of the Corporation, fixed from time to time by a majority of the entire Board or by the shareholders; provided, however, that no decrease shall shorten the term of an incumbent director. The Board of Directors shall consist of three members until such number is changed as herein provided.

Section 3. Election and Term of Directors.

At each annual meeting of shareholders, each director shall be elected to hold office until the next annual meeting and until such director’s successor has been elected and qualified or until such director’s earlier displacement by resignation, removal or otherwise.

Section 4. Meetings of the Board.

An annual meeting of the Board of Directors shall be held in each year following the annual meeting of shareholders. Regular meetings of the Board shall be held at such times as may be fixed by the Board. Special meetings of the Board may be held at any time upon the call of the President, any Vice President, the Secretary or any director.

Meetings of the Board of Directors shall be held at such places, within or without the State of New York, as may be fixed by the Board for annual and regular meetings and in the notice of meetings, or duly executed waivers of notice thereof, for special meetings.

Section 5. Notice of Meetings.

No notice need be given of annual or regular meetings of the Board of Directors. Notice of each special meeting of the Board shall be given to each director either by first class mail or by telegram, telex, cable, written message or orally confirmed in writing, unless waived, at least two days before the meeting. Notices are deemed to have been given: by mail, when deposited in the United States mail with postage prepaid; by telegram, telex or cable, at the time of sending; and by messenger, at the time of delivery. Notices by mail, telegram, telex, cable or messenger shall be sent to each director at the address designated by him for that purpose, or, if none has been so designated, at his last known residence or business address.

Notice of a meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice.

A notice, or waiver of notice, need not specify the purpose of any meeting of the Board of Directors.

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

Section 6. Quorum and Vote of Directors and Organization of Meetings.

A majority of the entire Board of Directors or any committee thereof shall constitute a quorum for the transaction of business, and, except where otherwise provided by law, the certificate of incorporation or these by-laws, the vote of a majority of the directors or committee members present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board or the committee. Meetings shall be presided over by the Chairman of the Board of Directors, or in his absence by the President, or in their absence by any Vice President, or in the absence of the Chairman of the Board of Directors, the President and all Vice Presidents, by such other person as may be selected by a majority of directors then present.

Section 7. Resignations of Directors.

Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if such time is not specified therein, then upon receipt thereof; and unless otherwise specified there in, the acceptance of such resignation shall not be necessary to make it effective.

Section 8. Removal of Directors.

Any one or more of the directors may be removed for cause at any time by the Board of Directors. Any or all of the directors may be removed with or without cause at any time by the shareholders.

Section 9. Newly Created Directorships and Vacancies.

Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason may be filled by vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a vacancy shall hold office until such director’s successor has been elected and qualified or until such director’s earlier displacement by resignation, removal or otherwise.

Section 10. Committees.

The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of three or more directors, and each of which, to the extent provided in such resolution, shall have all the authority of the Board except that no such committee shall have authority as to the following matters:

(a) the submission to shareholders of any action as to which shareholders, authorization or approval is required by law, the certificate of incorporation or these by-laws;

(b) the filling of vacancies in the Board of Directors or in any committee;

(c) the fixing of compensation of the directors for serving on the Board or on any committee;

(d) the amendment or repeal of these by-laws, or the adoption of new by-laws; and

(e) the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

The Board may designate one or more directors as alternate members of any such committee who may replace any absent member at any meeting of such committee.

Each such committee shall serve at the pleasure of and be responsible to the Board. It shall keep minutes of its meetings and report the same to the Board and shall observe such other procedures as are prescribed herein or by the Board.

Section 11. Compensation of Directors.

The Board of Directors shall have authority to fix compensation of directors for services in any capacity.

Section 12. Action of Directors or Committees Without a Meeting.

Whenever the Board of Directors or any committee thereof is required or permitted to take any action, such action may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board or committee shall be filed with the minutes of the proceedings thereof.

Section 13. Telephonic Meetings.

Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

ARTICLE IV

OFFICERS

Section 1. Officers.

The executive officers of the Corporation shall be a Chairman of the Board of Directors, a President, a Treasurer and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint one or more Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries and such other officers and agents as it may deem necessary or desirable, each of whom shall have such authority, shall perform such duties and shall hold office for such term as may be prescribed in these by-laws or, to the extent not so prescribed, by the Board of Directors, from time to time. Any person may hold at one time two or more offices; provided, however, that no person shall hold at one time the offices of President and Secretary unless at such time all the issued and outstanding stock of the Corporation is owned by one person, in which case such person may hold all or any combination of offices.

Section 2. Term of Office, Resignation and Removal.

Each officer shall hold office for the term for which he is elected or appointed, and until his successor has been elected or appointed and qualified. Unless otherwise provided in the resolution of the Board of Directors electing or appointing an officer, his term of office shall extend until the meeting of the Board following the next annual meeting of shareholders.

Any officer of the Corporation may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if such time is not specified therein, then upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Any officer may be removed by the Board, with or without cause, at any time. Removal of an officer without cause shall be without prejudice to his contract rights, if any, and the election or appointment of an officer shall not of itself create contract rights.

Section 3. Chairman of the Board of Directors.

The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and of the shareholders and shall have such powers, and perform such duties, as may be delegated by the Board of Directors.

Section 4. President.

The President shall be the chief executive officer of the Corporation, and, subject to the provisions of these by-laws and to the direction of the Board of Directors, shall be responsible for the general management and control of the business and affairs of the Corporation and shall perform all other duties and enjoy all other powers commonly incident to the office, or which are or may at any time be authorized or required by law.

Section 5. Vice Presidents.

Each of the Vice Presidents shall have such powers, and perform such duties, as may be delegated by the Board of Directors or the President. In the case of the absence or inability to act of the President, any Vice President designated by the President may act temporarily in the President’s place.

Section 6. Treasurer and Assistant Treasurer.

The Treasurer, subject to the direction of the Board of Directors, shall have the care and custody of all funds and securities of the Corporation and shall have charge of corporate finances. When necessary or proper, the Treasurer shall endorse on behalf of the Corporation, for collection, checks, notes and other obligations, and shall deposit all funds of the Corporation in such banks or other depositaries as may be designated by the Board of Directors. Subject to the direction of the Board of Directors, the Treasurer shall perform all other duties and enjoy all other powers commonly incident to the office.

In the case of the absence or inability to act of the Treasurer, any Assistant Treasurer designated by the Treasurer may act temporarily in the Treasurer’s place.

Section 7. Secretary and Assistant Secretary.

The Secretary shall keep the minutes of the meetings of the shareholders and the Board of Directors and the documents evidencing their action by written consent, and shall be responsible for the custody of all such minutes and consents. Subject to the-direction of the Board of Directors, the Secretary shall have custody of the list of shareholders and documents of the Corporation. The Secretary shall have custody of the corporate seal and shall affix and attest such seal to any instrument whose execution under seal shall have been duly authorized. The Secretary shall give notice of meetings and, subject to the direction of the Board of Directors, shall perform all other duties and enjoy all other powers commonly incident to the office.

In the case of the absence or inability to act of the Secretary, any Assistant Secretary designated by the Secretary may act temporarily in the Secretary’s place.

Section 8. Compensation.

Compensation of officers, agents and employees of the Corporation shall be fixed from time to time by, or under the authority of, the Board of Directors.

ARTICLE V

CERTIFICATES REPRESENTING SHARES

Section 1. Form of Certificates.

The shares of the Corporation shall be represented by certificates which shall be in such form as is prescribed by law and approved by the Board of Directors.

Section 2. Transfer of Shares.

Transfers of shares of the Corporation shall be registered on its records maintained for such purpose upon surrender to the Corporation or a transfer agent of a certificate or certificates representing the shares requested to be transferred, with proper endorsement on the certificate or certificates or on a separate accompanying document, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Corporation or its transfer agent may require.

Section 3. Registered Shareholders.

Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and other distributions, and to vote as such owner, and to hold such person liable for calls and assessments, and shall not be bound to recognize any equitable or legal claim to or interest in such share or shares on the part of any other person.

Section 4. Lost, Stolen or Destroyed Share Certificates.

No certificate for shares of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or wrongfully taken, except, if and to the extent required by the Board of Directors, upon:

(a) production of evidence of loss, destruction or wrongful taking;

(b) delivery of a bond indemnifying the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, destruction or wrongful taking of the replaced certificate or the issuance of the new certificate;

(c) payment of the expenses of the Corporation and its agents incurred in connection with the issuance of the new certificate; and

(d) compliance with such other reasonable requirements as may be imposed.

ARTICLE VI

GENERAL PROVISIONS

Section 1. Corporate Seal.

The Board of Directors may adopt a corporate seal, alter such seal at its pleasure, and authorize it to be used by causing it or a’ facsimile to be affixed or impressed or reproduced in any other manner.

Section 2. Fiscal Year.

The fiscal year of the Corporation shall be the calendar year or such other period as may be fixed by the Board of Directors from time to time.

Section 3. Indemnification.

Any person made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or serves or served any other corporation in any capacity at the request of the Corporation shall be indemnified by the Corporation, and the Corporation may advance his related expenses, to the full extent permitted by law.

Section 4. Indemnification Insurance.

The Corporation shall have the power to purchase and maintain insurance to indemnify (a) itself for any obligation which it incurs as a result of the indemnification of directors and officers in the manner provided by law and (b) directors and officers in all instances, regardless of whether such indemnification is permitted by law; provided, however, that such insurance must satisfy the requirements imposed by law.

Section 5. Amendments.

By-laws of the Corporation may be adopted, amended or repealed by vote of the holders of the shares at the time entitled to vote in the election of any directors. By-laws may also be adopted, amended or repealed by the Board of Directors, but any by-law adopted by the Board may be amended or repealed by the shareholders entitled to vote thereon as hereinabove provided.

If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.